UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):   November 14, 2011

TRANSCONTINENTAL REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

By a complaint filed March 9, 2011 by Armed Forces Bank, NA as successor-by-merger to Bank Midwest, NA in the United States District Court, Western District of Missouri as Case No. 4:11-CV-254, naming Transcontinental Realty Investors, Inc. (the “Registrant” or “TCI”), a number of other entities and three officers of TCI individually, such bank sought amounts exceeding $72,000,000 purportedly under outstanding promissory notes and related guarantees.  Included among the named defendants in the action is American Realty Investors, Inc. (“ARL”) which involved several properties including approximately 500 acres of land located in Texas, all of which were either settled or at that time in discussions to settle or resolve.  On November 14, 2011, counsel for all parties filed a Stipulation of Dismissal with the Court and the Court entered its final Order dismissing with prejudice all acts or omissions occurring before the date of the dismissal giving rise to any claims or causes of action connected with loan documents that were in existence at the time of the filing of the action and the subject of the lawsuit.

The dismissal with prejudice of such litigation occurred prior to the filing of the Registrant’s Form 10-K Annual Report for the fiscal year ended December 31, 2011 and the effect thereof was included within the financial statements included in such Report.  The parties to such litigation are now prohibited from asserting any claims or causes of action against each other that arose prior to November 14, 2011 which were the subject of the litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: October 9, 2012	TRANSCONTINENTAL REALTY INVESTORS, INC.

By: /s/ Gene S. Bertcher
Gene S. Bertcher, Executive Vice
President and Chief Financial Officer